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                                                               [CONFORMED COPY]

                               SECURITY AGREEMENT

        SECURITY AGREEMENT dated as of April 30, 1996, made by JOHN MORRELL & CO., INC., a Delaware corporation (the "BORROWER") located at 250 East Fifth Street, Cincinnati, Ohio 45202, to COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "Rabobank Nederland", New York Branch, with an office at 245 Park Avenue, New York, New York 10167, as Agent under the Credit Agreement, defined below ("AGENT").

                            PRELIMINARY STATEMENTS.

        The Agent and certain banks have entered into a Fourth Amended, Restated and Continued Revolving Credit Agreement dated as of the date hereof (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined) with the Borrower, Gwaltney of Smithfield, Ltd. ("GWALTNEY"), The Smithfield Packing Company, Incorporated ("PACKING"), Patrick Cudahy Incorporated ("CUDAHY"), Esskay, Inc. ("ESSKAY") and Brown's of Carolina, Inc. ("BROWN'S").

        The Credit Agreement is a complete Amendment, Restatement and Continuation of the Third Amended, Restated and Continued Revolving Credit Agreement (the "1995 AGREEMENT") dated as of July 31, 1995, as amended by First Amendment to the 1995 Agreement dated as of July 31, 1995, and as amended by Amendment Agreement dated December 20, 1995, among Gwaltney, Packing, Cudahy, Esskay and Brown's, Rabobank as agent for the Banks and each financial institution a party thereto, with the 1995 Agreement being a complete amendment, restatement and continuation of the Second Amended, Restated and Continued Revolving Credit Agreement (the "1994 AGREEMENT") dated as of March 1, 1994, as amended by Amendments dated as of May 1, 1994, November 28, 1994, January 31, 1995, February 24, 1995, March 27, 1995, April 30, 1995, May 31, 1995 and July
12, 1995 among Gwaltney, Packing, Cudahy, Esskay, Brown's and Carolina Food Processors, Inc. and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch ("RABOBANK"), with the 1994 Agreement being a complete amendment, restatement and continuation of (a) of the Amended, Restated and Continued Revolving Credit Agreement (the "1991 AGREEMENT") dated as of November 27, 1991, as amended as of August 12, 1992, and as of October 28, 1992, among Gwaltney, Packing, Cudahy and Esskay and Rabobank, with the 1991 Agreement being a complete amendment, restatement and continuation of the Revolving Credit Agreement dated as of October 26, 1990, as amended as of October 30, 1991 between Gwaltney and Rabobank and (b) the Amended and Restated and Continued Oral Finance Facility (the "1991 ORAL FINANCE FACILITY") dated as of November 27, 1991 among Gwaltney, Packing, Cudahy and Esskay and the Rabobank, with the 1991 Oral Finance Facility being a complete amendment, restatement and continuation of the Oral Finance Facility dated as of October 26, 1990, as amended, between Gwaltney and Rabobank.

        It is a condition precedent to the making of Advances by the Banks under the Credit Agreement that the Borrower shall have granted the security interest contemplated by this Agreement.

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        NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to make Advances under the Credit Agreement, the Borrower hereby agrees as follows:

        SECTION 1. GRANT OF SECURITY. The Borrower hereby pledges and assigns to the Agent on behalf of the Banks, and hereby grants to the Agent on behalf of the Banks a security interest in, all of the Borrower's right, title and interest in and to the following, whether now owned or hereafter acquired (the "COLLATERAL"):

               (a) All inventory in all of its forms, wherever located, now or hereafter existing (including, but not limited to, (i) all meat, meat products and raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof including packaging and processing supplies, (ii) goods in which the Borrower has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the Borrower has an interest or right as consignee), and (iii) goods which are returned to or repossessed by the Borrower), and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products and documents being the "INVENTORY");

               (b) All farm products in all of their respective forms, wherever located, now or hereafter existing, including but not limited to (i) meat and products thereof and (ii) all agricultural supplies used or consumed in the Borrower's operations, including without limitation all feed, meal, ingredients, seeds, drugs, medications, vaccines, supplements and other chemicals used in feeding, maintaining, growing, preserving or producing any farm products, and (iii) all accessions to and products of and documents for any of the foregoing (any and all such farm products, accessions, products and documents being the "FARM PRODUCTS");

               (c) All accounts, contract rights, chattel paper, instruments, general intangibles and other obligations of any kind (including, without limitation, payment-in-kind certificates, rights to any government subsidy, set aside, diversion, deficiency or disaster payment, and payments in kind), now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, general intangibles or obligations (any and all such accounts, contract rights, chattel paper, instruments, general intangibles and obligations being the "RECEIVABLES", and any and all such leases, security agreements and other contracts being the "RELATED CONTRACTS"); and

               (d) Subject to Section 9(a) hereof, all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds which constitute property of the types described in clauses (a), (b) and
        (c) of this Section 1) and, to the extent not otherwise included, all payments under insurance (whether or not the Agent on behalf of the Banks is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

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        SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures the payment of all obligations of any or all of the Borrowers now or hereafter existing under the Credit Agreement and each of the Notes thereunder, whether for principal, interest, fees, expenses or otherwise, and all or any obligations of any Borrower under any Loan Document and all obligations of the Borrower now or hereafter existing under this Agreement (all such obligations being the "OBLIGATIONS").

        SECTION 3. BORROWER REMAINS LIABLE. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent on behalf of the Banks of any of the rights hereunder shall not release the Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) neither the Agent nor any Bank shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Agent or any Bank be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

        SECTION 4. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants as follows:

               (a) All of the Inventory and Farm Products are located at the places specified in the Schedule hereto. The chief place of business and chief executive office of the Borrower and the office where the Borrower keeps its records concerning the Receivables, and all originals of all chattel paper which evidence Receivables, are located at the address first specified above for the Borrower. None of the Receivables is evidenced by a promissory note or other instrument.

               (b) The Borrower owns the Collateral free and clear of any lien, security interest, charge or encumbrance except for the security interest created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Agent on behalf of the Banks relating to this Agreement. The Borrower does not conduct business under any other name.

               (c) The Borrower has exclusive possession and control of the Inventory and Farm Products.

               (d) This Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

               (e) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant by the Borrower of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Borrower or (ii) for the perfection of or the

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        exercise by the Agent on behalf of the Banks of its rights and remedies hereunder, except for such financing statements as may be filed in favor of the Agent on behalf of the Banks relating to this Agreement.

               (f) With respect to UCC-1 financing statement nos. Z26043 (91-11890), 088202 and 087151 filed by First National Bank of Chicago on December 23, 1986 in Hamilton County, Ohio; December 23, 1986 in Oklahoma County, Oklahoma and December 10, 1986 in Oklahoma County, Oklahoma, respectively (together with all assignments, continuations and amendments thereto) and UCC-1 financing statement nos. 93-108109 and 93-1850 filed by Congress Financial Corporation on June 24, 1993 in Hamilton County, Ohio and on June 24, 1993 in Schenechtady County, New York, respectively (together with all assignments, continuations and amendments thereto):

                      (i) there is currently no outstanding indebtedness
               relating to any such UCC-1 financing statement;

                      (ii) the Borrower will not, and will not permit any
               subsidiary to, incur any indebtedness to any secured party (or assignee of any such secured party) listed on any such UCC-1 financing statements; and

                      (iii) the Borrower will deliver to the Agent, within 30
               days of the date hereof, UCC-3 termination statements relating to each such UCC-1 financing statement, duly executed by each respective secured party (or assignee of any such secured party) thereto.

               (g) The Borrower will not include in a Borrowing Base Certificate any Collateral of John Morrell of Japan, Inc. or Copaz Packing Corporation.

        SECTION 5. FURTHER ASSURANCES. (a) The Borrower agrees that from time to time, at the expense of the Borrower, the Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent or a Bank may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent on behalf of the Banks to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower will: (i) mark conspicuously each document included in the Inventory and each chattel paper included in the Receivables and, at the request of the Agent on behalf of the Banks, each Related Contract and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Agent, indicating that such document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby; (ii) if any Receivable shall be evidenced by a promissory note or other instrument, deliver and pledge to the Agent on behalf of the Banks hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent on behalf of the Banks; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may request, in order to perfect and preserve the security interest granted or purported to be granted hereby.

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        (b) The Borrower hereby authorizes the Agent on behalf of the Banks to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

        (c) The Borrower will furnish to the Agent or the Banks from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent or a Bank may reasonably request, all in reasonable detail.

        SECTION 6.  AS TO INVENTORY AND FARM PRODUCTS.  The Borrower shall:

               (a) Keep the Inventory and Farm Products (other than Inventory and Farm Products sold in the ordinary course of business) at the places therefor specified in Section 4(a) or, upon 30 days' prior written notice to the Agent and the Banks, at such other places in jurisdictions where all action required by Section 5 shall have been taken with respect to the Inventory and Farm Products.

               (b) Pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Inventory and Farm Products, except to the extent the validity thereof is being contested in good faith.

        SECTION 7. INSURANCE. (a) The Borrower shall, at its own expense, maintain insurance with respect to the Inventory and Farm Products in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to the Agent from time to time. Each policy for (i) liability insurance shall provide for all losses to be paid to the Agent on behalf of the Banks and the Borrower as their respective interests may appear and (ii) property damage insurance shall provide for all losses (except for losses of less than $3,000,000 per occurrence) to be paid directly to the Agent on behalf of the Banks. Each such policy shall in addition (i) name the Borrower and the Agent on behalf of the Banks as insured parties thereunder (without any representation or warranty by or obligation upon the Agent or the Banks) as their interests may appear, (ii) contain the agreement by the insurer that any loss as set forth above shall be payable to the Agent on behalf of the Banks notwithstanding any action, inaction or breach of representation or warranty by the Borrower, (iii) provide that there shall be no recourse against the Agent or the Banks for payment of premiums or other amounts with respect thereto and (iv) provide that at least ten days' prior written notice of cancellation or of lapse shall be given to the Agent by the insurer. The Borrower shall, if so requested by the Agent, deliver to the Agent original or duplicate policies of such insurance and, as often as the Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, the Borrower shall, at the request of the Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 5 and cause the respective insurers to acknowledge notice of such assignment.

        (b) Reimbursement under any liability insurance maintained by the Borrower pursuant to this Section 7 may be paid directly to the person who shall have incurred liability covered by such insurance. In case of any loss involving


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damage to Inventory or Farm Products when subsection (c) of this Section 7 is not applicable, the Borrower shall make or cause to be made the necessary replacements of such Inventory or Farm Products, and any proceeds of insurance maintained by the Borrower pursuant to this Section 7 shall be paid to the Borrower as reimbursement for the costs of such replacements.

        (c) Upon (i) the occurrence and during the continuance of any Event of Default, or (ii) the actual or constructive total loss (in excess of $3,000,000 per occurrence) of any Inventory or Farm Products, all insurance payments in respect of such Inventory or Farm Products shall be paid to and applied by the Agent on behalf of the Banks as specified in Section 13(b).

        SECTION 8. AS TO RECEIVABLES. (a) The Borrower shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Receivables, and all originals of all chattel paper which evidence Receivables, at the location therefor specified in Section 4(a) or, upon 30 days' prior written notice to the Agent and the Banks, at such other locations in a jurisdiction where all action required by Section 5 shall have been taken with respect to the Receivables. The Borrower will hold and preserve such records and chattel paper and will permit representatives of the Agent and the Banks at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

        (b) Except as otherwise provided in this subsection (b), the Borrower shall continue to collect, at its own expense, all amounts due or to become due the Borrower under the Receivables. In connection with such collections, the Borrower may take (and, at the Agent's reasonable direction, shall take) such action as the Borrower or the Agent may deem necessary or advisable to enforce collection of the Receivables; provided, however, that the Agent on behalf of the Banks shall have the right at any time, upon the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default and upon written notice to the Borrower of its intention to do so, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Agent on behalf of the Banks and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Borrower thereunder directly to the Agent on behalf of the Banks and, upon such notification and at the expense of the Borrower, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower might have done. After receipt by the Borrower of the notice from the Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by the Borrower in respect of the Receivables shall be received in trust for the benefit of the Banks hereunder, shall be segregated from other funds of the Borrower and shall be forthwith paid over to the Agent on behalf of the Banks in the same form as so received (with any necessary indorsement) to be held as cash collateral and either (A) released to the Borrower so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided by Section 13(b), and (ii) the Borrower shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

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        SECTION 9.  TRANSFERS AND OTHER LIENS.  The Borrower shall not:

               (a) Sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except Inventory in the ordinary course of business.

               (b) Create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure Debt of any person or entity, except for the security interests created by this Agreement.

        SECTION 10. AGENT APPOINTED ATTORNEY-IN-FACT. The Borrower hereby irrevocably appoints the Agent on behalf of the Banks the Borrower's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower, the Agent on behalf of the Banks or otherwise, from time to time in the Agent's discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Borrower under Section
8), including, without limitation:

               (i) to obtain and adjust insurance required to be paid to the Agent on behalf of the Banks pursuant to Section 7,

               (ii) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

               (iii) instruments, documents and chattel paper, in connection with clause (i) or (ii) above, and

               (iv) proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent on behalf of the Banks with respect to any of the Collateral.

        SECTION 11. AGENT MAY PERFORM. If the Borrower fails to perform any agreement contained herein, the Agent on behalf of the Banks may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Borrower under Section 14(b).

        SECTION 12. THE AGENT'S DUTIES. The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

        SECTION 13. REMEDIES. If any Event of Default shall have occurred and be continuing:


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               (a) The Agent on behalf of the Banks may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "CODE") (whether or not the Code applies to the affected Collateral) and also may (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

               (b) All cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Banks, be held by the Agent on behalf of the Banks as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 14) in whole or in part by the Agent on behalf of the Banks against, all or any part of the Obligations in such order as set forth in Section 1.11 of the Credit Agreement. Any surplus of such cash or cash proceeds held by the Agent on behalf of the Banks and remaining after payment in full of all the Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

        SECTION 14. INDEMNITY AND EXPENSES. (a) The Borrower agrees to indemnify the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Agent's gross negligence or willful misconduct.

        (b) The Borrower will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder or (iv) the failure by the Borrower to perform or observe any of the provisions hereof.

        SECTION 15. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the later of payment in full of the Obligations or the Termination Date, (ii) be binding upon the Borrower, its successors and assigns and (iii) inure to the benefit of and be binding on the

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Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), a Bank may assign or otherwise transfer the Notes held by it and delivered under the Credit Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to a Bank herein or otherwise. Upon the later of the payment in full of the Obligations or the Termination Date, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Borrower. Upon any such termination, the Agent on behalf of the Banks will, at the Borrower's expense, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

        SECTION 16. GOVERNING LAW; TERMS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

                           [Signature on Next Page.]


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        IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                    JOHN MORRELL & CO.

                                    By  /s/ Aaron D. Trub
                                        Name: Aaron D. Trub
                                        Title: Secretary and Treasurer